EXHIBIT 99.1

Peraso Announces Fourth Quarter and Full Year 2024 Results

Fourth Quarter Total Revenue Increased 100% Year-over-Year;

GAAP Gross Margin Expanded to 56.3%, Non-GAAP to 71.6%

SAN JOSE, Calif., March 19, 2025 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Management Commentary

“Fourth quarter revenue represented strong year-over-year growth, driven by ongoing end-of-life (EOL) shipments for our memory IC products,” stated Ron Glibbery, CEO of Peraso. “Combined with expanded gross margin and reduced operating expenses, we delivered significant improvement in our operating performance for the quarter and the full year.

“We’ve recently begun seeing renewed demand and purchase orders from our leading customers for mmWave solutions in support of fixed wireless access (FWA) deployments. Most notably, we recently received a $3.6 million purchase order for our mmWave devices, which we expect to fulfill during 2025. Additionally, our technology is currently being leveraged for ongoing proof-of-concepts by numerous wireless Internet service providers (WISPs). We have also continued to make solid progress on initial penetration of the tactical communications market. During the quarter, one of our customers meaningfully upsized a previously secured purchase order to utilize our mmWave solution in a highly innovative and mission critical military application. We expect to recognize our first commercial revenue from this customer in mid-2025, and we currently have additional engagements underway on tactical communications applications with other prospective customers.

“In summary, we are encouraged by the growing momentum for our mmWave technology, including increasing production orders from customers. We anticipate significant growth of mmWave revenue throughout 2025 driven by increasing order backlog and ramping customer production. Most notably, we expect mmWave revenue for the first quarter of 2025 to exceed comparable revenue for the full year 2024.”

Fourth Quarter 2024 Financial Results

Total net revenue for the fourth quarter of 2024 was $3.7 million, compared with $3.8 million in the prior quarter and $1.8 million in the same quarter a year ago. Product revenue for the fourth quarter of 2024 was $3.7 million, compared with $3.8 million in the prior quarter and $1.5 million in the same quarter a year ago. The increase in total revenue year-over-year was primarily attributable to increased EOL shipments of memory IC products. At December 31, 2024, the Company had approximately $2.3 million of remaining order backlog for its memory IC products and expects to fulfill this backlog in the first quarter of 2025.

GAAP gross margin for the fourth quarter of 2024 was 56.3%, compared with 47.0% in the prior quarter and negative 147.3% in the same quarter a year ago. On a non-GAAP basis, gross margin for the fourth quarter of 2024 was 71.6%, compared with 61.7% in the prior quarter and negative 116.6% in the same quarter a year ago. The sequential increase in both GAAP and non-GAAP gross margin was primarily attributable to product mix, specifically increased EOL shipments of memory IC products, and a $0.3 million write-down of mmWave inventory in the prior quarter.

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Total operating expenses on a GAAP basis for the fourth quarter of 2024 were $3.7 million, compared with $4.5 million in the prior quarter and $5.5 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the fourth quarter of 2024, which exclude stock-based compensation expenses and amortization of intangible assets, were $3.2 million compared with $3.3 million in the prior quarter and $4.0 million in the same quarter a year ago. The sequential and year-over-year decrease in fourth quarter 2024 operating expenses on a GAAP and non-GAAP basis was primarily attributable to a combination of previously implemented cost reductions and ongoing cost containment initiatives.

GAAP net loss for the fourth quarter of 2024 was $1.6 million, or ($0.37) per share, compared with a net loss of $2.7 million, or ($0.98) per share, in the prior quarter and a net loss of $8.9 million, or ($12.48) per share, in the fourth quarter 0f 2023. Non-GAAP net loss for the fourth quarter of 2024 was $0.5 million, or ($0.13) per share, compared with a net loss of $0.9 million, or ($0.34) per share, in the prior quarter and a net loss of $6.1 million, or ($8.52) per share, in the fourth quarter of 2023.

Adjusted EBITDA for the fourth quarter of 2024 was negative $0.4 million, compared with negative $0.8 million in the prior quarter and negative $5.9 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Full Year 2024 Financial Results

Total net revenue for 2024 was $14.6 million compared with $13.7 million in the prior year. Product revenue in 2024 was $14.2 million, compared with $12.9 million in 2023. The increases in total net revenue and product revenue were attributable to increased shipments of memory IC products, partially offset by reduced shipments of mmWave products.

GAAP gross margin for 2024 was 51.7%, compared with 13.6% for 2023. On a non-GAAP basis, gross margin for 2024 was 67.2%, compared with 28.0% for 2023. The year-over-year increase in GAAP and non-GAAP gross margin primarily reflected increased sales of memory IC products and a $3.2 million reduction in inventory write-downs.

Total operating expenses on a GAAP basis for 2024 were $20.0 million, compared with operating expenses of $22.5 million for 2023. Total non-GAAP operating expenses for 2024, excluding stock-based compensation expenses, severance costs and amortization of intangible assets, were $14.9 million, compared with $16.4 million in 2023. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for 2024 was $10.7 million, or ($3.57) per share, compared with a net loss of $16.8 million, or ($26.00) per share, for 2023.

Non-GAAP net loss for 2024 was $5.1 million, or ($1.71) per share, compared with a net loss of $12.2 million, or ($18.90) per share, in 2023. Adjusted EBITDA for 2024 was a negative $4.5 million, compared with a negative $11.2 million for 2023.

Business Outlook

The Company expects total net revenue for the first quarter of 2025 to be in the range of $3.6 million to $4.0 million.

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Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, March 19, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Wednesday, March 19, 2025

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Participant Access Code: 394749

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through April 2, 2025, and can be accessed by calling 1-877-481-4010, and using passcode 52076. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated March 19, 2025, that the Company filed with the Securities and Exchange Commission.

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Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2024 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to raise additional capital to fund its operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of the Company’s products;
•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;
•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net Revenue
Product	$3,652	$1,468	$14,248	$12,853
Royalty and other	26	364	325	896
Total net revenue	3,678	1,832	14,573	13,749

Cost of Net Revenue	1,609	4,531	7,040	11,877

Gross Profit (Loss)	2,069	(2,699)	7,533	1,872

Operating Expenses
Research and development	1,617	3,359	9,232	14,398
Selling, general and administrative	2,081	2,174	8,673	8,505
Severance and software license obligations	-	-	2,063	-
Gain on license and asset sale	-	-	-	(406)
Total operating expenses	3,698	5,533	19,968	22,497

Loss from operations	(1,629)	(8,232)	(12,435)	(20,625)

Change in fair value of warrant liabilities	44	(746)	1,693	3,493
Other income, net	25	40	14	337
Net loss	$(1,560)	$(8,938)	$(10,728)	$(16,795)

Net loss per share
Basic and diluted	$(0.37)	$(12.48)	$(3.57)	$(26.00)

Shares used in computing net loss per share
Basic and diluted	4,269	716	3,002	646

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PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,344	$1,583
Accounts receivable, net	682	731
Inventories	2,079	2,606
Prepaid expenses and other	188	620
Total current assets	6,293	5,540

Property and equipment, net	512	1,156
Intangible assets, net	13	3,280
Right-of-use lease assets	267	615
Other	121	123
Total assets	$7,206	$10,714

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,036	$2,448
Deferred revenue	341	1,105
Short-term lease liabilities	139	370
Accrued expenses and other	1,987	611
Total current liabilities	3,503	4,534

Long-term lease liabilities	182	349
Warrant liabilities	55	1,748
Total liabilities	3,740	6,631

Stockholders' equity	3,466	4,083

Total liabilities and stockholders’ equity	$7,206	$10,714

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PERASO INC.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

(In thousands, except percentages; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024		December 31, 2024

GAAP gross profit	$2,069	56.3%	$7,533	51.7%
Reconciling items:
- Amortization of intangibles	564	15.3%	2,255	15.5%

Non-GAAP gross profit	$2,633	71.6%	$9,788	67.2%

	Three Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2023

GAAP gross profit (loss)	$(2,699)	-147.3%	$1,872	13.6%
Reconciling items:
- Amortization of intangibles	563	30.7%	1,980	14.4%

Non-GAAP gross profit (loss)	$(2,136)	-116.6%	$3,852	28.0%

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PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP net loss	$(1,560)	$(8,938)	$(10,728)	$(16,795)
Stock-based compensation expense
- Research and development	116	737	1,979	3,046
- Selling, general and administrative	136	542	1,610	2,167
Total stock-based compensation expense	252	1,279	3,589	5,213

Amortization of intangibles (1)
- Cost of net revenue	564	563	2,255	1,980
- Selling, general and administrative	252	252	1,007	884
Total amortization of intangible assets	816	815	3,262	2,864

Severance costs
- Research and development	-	-	441	-
- Selling, general and administrative	-	-	5	-
Total severance costs	-	-	446	-

Change in fair value of warrant liabilities	(44)	746	(1,693)	(3,493)

Non-GAAP net loss	$(536)	$(6,098)	$(5,124)	$(12,211)

GAAP net loss per share	$(0.37)	$(12.48)	$(3.57)	$(26.00)
Reconciling items
- Stock-based compensation expense	0.06	1.78	1.19	8.07
- Amortization of intangible assets (1)	0.19	1.14	1.08	4.43
- Severance costs	-	-	0.15	-
- Change in fair value of warrant liabilities	(0.01)	1.04	(0.56)	(5.40)

Non-GAAP net loss per share	$(0.13)	$(8.52)	$(1.71)	$(18.90)

Shares used in computing non-GAAP net loss per share
Basic and diluted	4,269	716	3,002	646

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(1,560)	$(8,938)	$(10,728)	$(16,795)
Stock-based compensation expense
- Research and development	116	737	1,979	3,046
- Selling, general and administrative	136	542	1,610	2,167
Stock-based compensation expense	252	1,279	3,589	5,213

Amortization of intangibles (1)	816	815	3,262	2,864
Severance costs	-	-	446	-
Change in fair value of warrant liabilities	(44)	746	(1,693)	(3,493)

Non-GAAP net loss	(536)	(6,098)	(5,124)	(12,211)
EBITDA adjustments:
- Depreciation and amortization	133	232	651	946
- Interest expense	2	4	11	21

Adjusted EBITDA	$(401)	$(5,862)	$(4,462)	$(11,244)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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